                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the
     Commission Only (As Permitted by
     Rule 14A-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              RF MONOLITHICS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 David M. Kirk
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(6) Amount Previously Paid:

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(7) Form, Schedule or Registration Statement No.:

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(8) Filing Party:

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(9) Date Filed:

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                              RF MONOLITHICS, INC.
                                 4347 SIGMA ROAD
                               DALLAS, TEXAS 75244

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON WEDNESDAY, JANUARY 23, 2002

TO THE STOCKHOLDERS OF RF MONOLITHICS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of RF MONOLITHICS, INC., a Delaware corporation (the "Company"), will be held on Wednesday, January 23, 2002 at 10:00 a.m., local time, at the Addison Conference & Theatre Centre, 15650 Addison Road, Addison, Texas 75001-3285 for the following purpose:

   1. To elect directors to serve for the ensuing year and until their successors are elected.

   2. To approve the amendment to the Company's 1994 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 200,000 shares.

   3. To approve the amendment to the Company's 1997 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 100,000 shares.

   4. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending August
         31, 2002.

   5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on December 7, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                       By Order of the Board of Directors

                                       /s/ James P. Farley
                                       James P. Farley
                                       Secretary

Dallas, Texas
December 14, 2001

         All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the united states) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                              RF MONOLITHICS, INC.
                                 4347 SIGMA ROAD
                               DALLAS, TEXAS 75244

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 23, 2002

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed proxy is solicited on behalf of the Board of Directors (Board) of RF Monolithics, Inc., a Delaware corporation (Company), for use at the Annual Meeting of Stockholders to be held on Wednesday, January 23, 2002, at 10:00 a.m., local time, or at any adjournment or postponement thereof (Annual Meeting), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Addison Conference & Theatre Centre, 15650 Addison Road, Addison, Texas 75001-3285. The Company intends to mail this proxy statement and accompanying proxy card on or about Friday, December 14, 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

         Only holders of record of Common Stock at the close of business on December 7, 2001 (Record Date) will be entitled to notice of and to vote at the Annual Meeting. At the Record Date of the meeting, the Company had outstanding 7,068,618 shares of Common Stock.

         The presence at the meeting, in person or by a proxy relating to any matter to be acted upon at the meeting, of a majority of the outstanding shares, or 7,068,618 shares, is necessary to constitute a quorum for the meeting. Each outstanding share is entitled to one vote on all matters, except as noted below. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum.

         Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions.

         Election of Directors: Directors are elected by a plurality of the votes present in person or by proxy and entitled to vote and the five nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

         Approval of the Amendment to the 1994 Employee Stock Purchase Plan: To be approved, the amendment to the 1994 Employee Stock Purchase Plan must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.

         Approval of the Amendment to the 1997 Equity Incentive Plan: To be approved, the amendment to the 1997 Equity Incentive Plan must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.

         Approval of Auditors: To be approved, this matter must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter. Therefore, abstentions and broker non-votes have the effect of negative votes.

Revocability of Proxies

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 4347 Sigma Road, Dallas, Texas 75244, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

         Proposals of stockholders that are intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received by the Company not later than August 18, 2002 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

         In addition, the rules of the Securities and Exchange Commission (SEC) allow the Company to use discretionary voting authority to vote on any matter coming before the 2003 Annual Meeting of Stockholders that is not included in the proxy statement for that meeting if the Company does not have notice of the matter by November 1, 2002.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         There are five nominees for the Board positions presently authorized. Your proxy cannot be voted for a greater number of persons than the number of nominees named. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

                              THE BOARD RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

         The names of the nominees and certain information about them are set forth below:
                                           PRINCIPAL OCCUPATION/
NAME                                 AGE   POSITION HELD WITH THE COMPANY
----                                 ---   ------------------------------

David M. Kirk .....................  41   President and Chief Executive Officer
Michael R. Bernique ...............  57   Chairman of the Board of the Company,
                                          President and Chief Executive Officer,
                                          TelOptica, Inc.
Cornelius C. Bond, Jr .............  68   Retired, formerly General Partner, New
                                          Enterprise Associates
Dean C. Campbell ..................  51   Managing General Partner, Campbell
                                          Venture Management
Francis J. Hughes, Jr. ............  51   General Partner, American Research and
                                          Development

         David M. Kirk has served on the Company's Board since November 1999. In November 1999, Mr. Kirk was also elected as the Company's President and Chief Executive Officer to replace Sam L. Densmore after his retirement. From May 1998 until November 1999, Mr. Kirk served the Company as Vice President, Marketing. Prior to joining the Company, Mr. Kirk served as Director of Marketing of Murata Electronics North America, Inc., an electronic component company, from June 1995 to May 1998. Mr. Kirk has a B.S.E.E. from Clemson University.

         Michael R. Bernique has served on the Company's Board since October 1997 and as Chairman of the Board since November 1999. Mr. Bernique is currently the President and Chief Executive Officer of TelOptica, Inc., a developer of software that helps companies design and optimize fiber-optic telecommunications networks. Since 1999, Mr. Bernique has also served as a director of Ceramics Process Systems Corporation, a manufacturer of advanced metal-matrix composites and ceramic components. In 1997, Mr. Bernique retired from Next Level Systems, Inc., a telecommunications company, where he served as President of Satellite Data Networks Group since 1996. From 1993 to 1995, Mr. Bernique served as Sr. Vice President, North American Sales and Service at DSC Communications (DSC), a telecommunications company, and from 1992 to 1993 he served as Vice President and General Manager of the Transmission Products Division of DSC.

         Cornelius C. Bond, Jr. has served on the Company's Board since November 1992. From 1982 to 1997, he was a general partner of various New Enterprise Associates venture capital funds. Mr. Bond is a director of Spectranetics, Inc., a medical device company, and several private companies. He also serves on the Board of Advisors to the Princeton School of Engineering.

         Dean C. Campbell has served on the Company's Board since May 1989. From 1982 to December 2000, Mr. Campbell was the Managing General Partner of Campbell Venture Management, a venture capital fund. From 1989 to 1999, Mr. Campbell served as a director of Texas Micro Inc., a manufacturer of ruggedized systems, acquired by RadiSys Corporation, a designer and manufacturer of embedded computer solutions, in August 1999. From 1989 to 1998, Mr. Campbell served as a director of Telco Systems, Inc., a manufacturer of telecommunications devices.

         Francis J. Hughes, Jr. has served on the Company's Board since 1983. Mr. Hughes joined American Research & Development, a private venture capital firm, in January 1982, became Chief Operating Officer in November 1990 and President in June 1992. He has been a general partner of four American Research & Development venture capital funds, as well as a general partner of Hospitality Technology Funds, L.P. He is also a partner of Egan-Managed Capital, a private venture capital firm which he co-founded in 1997. Mr. Hughes also serves as a director of Ceramics Process Systems Corporation, a manufacturer of advanced metal-matrix composites and ceramic components. He also served as Chairman of the Board of Texas Micro Inc., a manufacturer of ruggedized computers, acquired by RadiSys Corporation, a designer and manufacturer of embedded computer solutions, in August 1999.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended August 31, 2001 the Board held ten meetings. The Board has an Audit Committee and a Compensation Committee, but not a Nominating Committee.

         The Audit Committee: (i) meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; (ii) recommends to the Board the independent auditors to be retained; and (iii) receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Messrs. Bond, Campbell and Hughes. It met six times during the fiscal year ended August 31, 2001.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Messrs. Bond, Campbell and Hughes. It met nine times during the fiscal year ended August 31, 2001.

         During the fiscal year ended August 31, 2001, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served held during the period for which he was a director or committee member, except Mr. Bond who attended 50% of the aggregate Audit Committee meetings.

                                   PROPOSAL 2

       APPROVAL OF THE AMENDMENT TO THE 1994 EMPLOYEE STOCK PURCHASE PLAN

         In April 1994, the Board of Directors adopted the 1994 Employee Stock Purchase Plan, (Purchase Plan), authorizing the issuance of 175,000 shares of the Company's Common Stock. In 1996, the Board of Directors subsequently amended the Purchase Plan, and the stockholders subsequently approved such amendment, to increase the maximum period during which an offering may be effective from twelve months to twenty-seven months. In October 1997 and December 1999, the Board of Directors of the Company adopted, and the stockholders subsequently approved, amendments to the Purchase Plan to increase the number of shares authorized for issuance under the Purchase Plan.

         In October 2001, the Board of Directors of the Company adopted amendments, subject to stockholder approval, to the Purchase Plan to further increase the number of shares authorized for issuance under the Purchase Plan from 525,000 to 725,000 shares. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and ensure that the Company can continue to provide such incentives at levels determined appropriate by the Board.

         Stockholders are requested in this Proposal 2 to approve the amendment to the Purchase Plan, as amended.

                              THE BOARD RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

         The essential features of the Purchase Plan, as amended, are outlined below:

Purpose

         The purpose of the Purchase Plan is to provide a means by which key employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. Approximately 333 of the Company's approximately 335 employees are eligible to participate in the Purchase Plan.

         The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

Administration

         The Purchase Plan is administered by the Board, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company shall be eligible to participate in such plan. The Board has the power, which it has not exercised, to delegate administration of such plan to a committee of not less than two Board members. The Board may abolish any such committee at any time and revest in the Board the administration of the Purchase Plan.

Offerings

         The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. The initial offering commenced on November 27, 1995 and ended on December 31, 1997. Beginning in the calendar year 1998, a new offering with a duration of two years will commence every other January 1/st/. Generally, the purchase dates under an offering shall be every June 30/th/ and December 31/st/.

Eligibility

         Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company or by any parent or subsidiary of the Company, and who, on the date an offering commences, has been employed by the Company or an affiliate for such continuous period of not more than two years preceding an offering as the Board may require, is eligible to participate in such offering under the Purchase Plan. The Board also may provide that, if any employee becomes eligible to participate in the Purchase Plan during the course of an offering, the employee may be granted a right under that offering and enroll in the Plan on specified dates. Such employee's rights shall have the same characteristics as any rights originally granted under that offering, except that (i) the specified date on which such rights are granted shall be treated as the date of the commencement of the offering for purposes of determining the purchase price (see below) and (ii) the period of the offering for such rights shall begin on the specified date on which such rights are granted and end coincident with the end of that offering.

         Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company per calendar year in which the rights were outstanding. Participation in the Plan

         Eligible employees become participants in the Purchase Plan by delivering to the Company as of the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees' compensation during the purchase period.

Purchase Price

         The purchase price per share at which shares are sold in an offering under the Purchase Plan is the lower of (a) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering, or (b) 85% of the fair market value of a share of Common Stock on the last day of the purchase period.

Payment of Purchase Price; Payroll Deductions

         The purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during the six month period ending on a purchase date (excluding the last ten days of the purchase period), a participant may increase or reduce his or her payroll deductions once, and only once. A participant may withdraw from an offering at any time (excluding the last ten days of a purchase period). All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make any additional payments into such account.

Purchase of Stock

         By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under such plan. In connection with offerings made under the Purchase Plan, the Board may specify a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner.

Withdrawal

         While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period (excluding the last ten days of any purchase period).

         Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

         Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

         Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

         The Board may suspend, terminate or amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within twelve months of its adoption by the Board if the amendment would (a) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (b) modify the requirements relating to eligibility for participation in the Purchase Plan, or (c) modify any other provision of the Purchase Plan if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act or Section 423 of the Code.

         Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such plan, except as expressly provided in the Purchase Plan, as is necessary to comply with any laws or governmental regulation, or with consent of the person to whom such rights were granted.

Effect of Certain Corporate Events

         In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation may assume or continue the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering may be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event, otherwise such rights will continue in full force and effect.

Stock Subject to Purchase Plan

         Subject to stockholder approval of this Proposal, an aggregate of 725,000 shares of Common Stock is reserved for issuance under the Purchase Plan, as amended. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under such plan.

Federal Income Tax Information

         Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

         A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

         If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Long-term capital gains currently are generally subject to lower tax rates than ordinary income.

         If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

         There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligation).

                                   PROPOSAL 3

           APPROVAL OF THE AMENDMENT TO THE 1997 EQUITY INCENTIVE PLAN

         In 1982, the Board adopted, and the stockholders subsequently approved, the Company's Amended and Restated 1982 Stock Option Plan, or 1982 Plan. In October 1997, the Board amended and restated the 1982 Plan as the 1997 Equity Incentive Plan, or 1997 Incentive Plan, and the stockholders subsequently approved the 1997 Incentive Plan, to enhance the flexibility of the Board and the Compensation Committee in granting stock awards to the Company's employees, directors and consultants and to increase the number of shares authorized for issuance under the 1997 Incentive Plan. In October 1998, December 1999, and December 2000 the Board amended the 1997 Incentive Plan, and the stockholders subsequently approved the 1997 Incentive Plan, to increase the number of shares authorized for issuance under the 1997 Incentive Plan.

         In November 2001, the Board amended the 1997 Incentive Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the 1997 Incentive Plan from a total of 1,575,000 shares to 1,675,000 shares (an increase of 100,000 shares). The Board adopted this amendment to ensure that the Company can continue to grant stock options and restricted stock purchase awards at levels determined appropriate by the Board and the Compensation Committee. The individuals eligible to participate under the 1997 Incentive Plan are the Company's employees, directors and consultants, including those persons named in the Summary Compensation Table.

         As of October 31, 2001, options (net of canceled or expired options) covering an aggregate of 2,129,303 shares of the Company's Common Stock had been granted under the 1997 Incentive Plan, and 196,510 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant under the 1997 Incentive Plan.

         Stockholders are requested in this Proposal 3 to approve the amendment to the 1997 Incentive Plan, as amended.

                              THE BOARD RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

         The essential features of the 1997 Incentive Plan, as amended, are outlined below:

General

         The 1997 Incentive Plan provides for the grant or issuance of incentive stock options to employees and nonstatutory stock options, restricted stock purchase awards, and stock bonuses to consultants, employees and directors. Incentive stock options granted under the 1997 Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. Nonstatutory stock options granted under the 1997 Incentive Plan are not intended to qualify as incentive stock options under the Internal Revenue Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the various awards included in the 1997 Incentive Plan.

Purpose

         The 1997 Incentive Plan provides a means by which selected employees and directors of, and consultants to, the Company, and its affiliates, may be given an opportunity to purchase Common Stock of the Company. The Company, by means of the 1997 Incentive Plan, seeks to retain the services of persons who are now employees of or consultants to the Company or its affiliates, to secure and retain the services of new employees and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

Forms Of Benefit

         The 1997 Incentive Plan is a comprehensive, stock-based incentive compensation plan, providing for discretionary awards of incentive stock options, nonstatutory stock options, restricted stock purchase awards, stock bonuses, or stock awards.

Administration

         The 1997 Incentive Plan is administered by the Board unless and until the Board delegates administration to a committee composed of not fewer than two Board members, all of the members of which committee may be non-employee directors and may also be outside directors, in the discretion of the Board. If administration has been delegated to a committee, the committee will have, in connection with the administration of the 1997 Incentive Plan, the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the 1997 Incentive Plan, as may be adopted from time to time by the Board. The Board or committee may delegate to a committee of one or more members of the Board the authority to grant stock awards to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and/or who are either (i) not then employees covered by Section 162(m) of the Internal Revenue Code, and are not expected to be covered by Section 162(m) of the Internal Revenue Code at the time of recognition of income resulting from such stock award, or (ii) not persons with respect to whom the Company wishes to avoid the application of
Section 162(m) of the Internal Revenue Code. The Board may abolish such committee at any time and revest in the Board the administration of the 1997 Incentive Plan. The Board has delegated the administration of the 1997 Incentive Plan to the Compensation Committee. As used herein with respect to the 1997 Incentive Plan, the "Board" refers to the Compensation Committee as well as to the Board itself.

         The Board has the power to determine from time to time which of the persons eligible under the 1997 Incentive Plan shall be granted awards, the type of awards to be granted and when and how each award shall be granted. The Board also has the authority to construe and interpret the 1997 Incentive Plan and awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board may correct any defect in the 1997 Incentive Plan or in any award agreement to make the 1997 Incentive Plan fully effective.

Shares Subject To The 1997 Incentive Plan

         Subject to stockholder approval of this Proposal, the Common Stock that may be sold pursuant to awards under the 1997 Incentive Plan, as amended, shall not exceed in the aggregate 1,675,000 shares of the Company's Common Stock. If any award expires or terminates, in whole or in part, without having been exercised in full, the stock not issued under the award will revert to and again become available for issuance under the 1997 Incentive Plan. The Common Stock subject to the 1997 Incentive Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

Eligibility

         Incentive stock options may be granted only to employees. Nonstatutory stock options, restricted stock purchase awards, and stock bonuses may be granted only to employees, directors or consultants.

         No person is eligible for the grant of an incentive stock option if, at the time of grant, such person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such Common Stock subject to the option at the date of grant and the option is not exercisable after the expiration of five (5) years from the date of grant. In order to entitle the Company to grant options that are considered exempt as "performance-based compensation," pursuant to Section 162(m) of the Internal Revenue Code, the 1997 Incentive Plan has a limit on the number of options that may be granted to any person in a given period. The current limit under the 1997 Incentive Plan is two hundred fifty thousand (250,000) shares of the Company's Common Stock in any calendar year.

Term And Termination

         No option is exercisable after the expiration of ten (10) years from the date it was granted.

         In the event an optionee's continuous status as an employee, director or consultant is terminated, the optionee may exercise his or her option (to the extent that the optionee was entitled to exercise it at the time of termination) for a given period of time determined by the Board provided in the option agreement. Generally, an option granted under the 1997 Incentive Plan must be exercised within the earlier of (i) the date three (3) months following the termination of the continuous service and (ii) the expiration of the term of the option as set forth in the option agreement.

         An optionee's option agreement may also provide that if the exercise of the option following the termination of the optionee's continuous status as an employee, director, or consultant would result in liability under Section 16(b) of the Exchange Act, then the option shall terminate on the earlier of (i) the expiration of the term of the option set forth in the option agreement, or (ii) the tenth (10th) day after the last date on which the exercise would result in liability under Section 16(b) of the Exchange Act. Finally, an optionee's option agreement may also provide that if the exercise of the option following the termination of the optionee's continuous status as an employee, director or consultant would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the option shall terminate on the earlier of (i) the expiration of the term of the option as set forth in the immediately preceding paragraph, or (ii) the expiration of a period of three (3) months after the termination of the optionee's continuous status as an employee, director or consultant during which the exercise of the option would not be in violation of such registration requirements.

         In the event an optionee's continuous status as an employee, director or consultant terminates as a result of the optionee's death or disability, the optionee (or such optionee's estate, heirs or beneficiaries) may exercise his or her option for a given period of time determined by the Board and established in the option agreement. Generally, an option granted under the 1997 Incentive Plan must be exercised within the earlier of (i) the period of time established by the Board and (ii) the expiration of the term of the option as set forth in the option agreement.

         In the event a stock bonus or restricted stock recipient's continuous status as an employee, director or consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and the person.

Exercise Price

         The exercise price of each incentive stock option will not be less than one hundred percent (100%) of the fair market value of the Company's Common Stock on the date of grant. The exercise price of each nonstatutory stock option shall be determined on the date of grant by the Board. The purchase price of restricted stock shall be determined and designated by the Board. Stock bonuses may be awarded in consideration for past services actually rendered to the Company or for its benefit.

         In the event of a decline in the value of the Company's Common Stock, the Board, under the 1997 Incentive Plan, as amended, does not have the authority to offer optionees the opportunity to replace outstanding higher priced options with new lower priced options.

Consideration

         The purchase price of stock acquired pursuant to a stock award may be paid either in cash at the time of exercise or purchase, or (if determined by the Board at the time of grant of an option) by deferred payment or other arrangement or in any other form of legal consideration that may be acceptable to the Board, which may include that the purchase price may be paid by delivery to the Company of other Common Stock of the Company. In the case of any deferred payment arrangement, interest will be payable at least annually and will be charged at the minimum rate of interest necessary to avoid the treatment as interest of amounts that are not stated to be interest.

Transferability

         An incentive stock option is not transferable except by will or by the laws of descent and distribution, and is exercisable during the lifetime of the person to whom the incentive stock option is granted only by that person. A nonstatutory stock option, stock bonus, or restricted stock award generally will be transferable only as provided in the stock award agreement. An optionee may designate a beneficiary who may exercise his or her option after death.

Vesting

         The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments. The option agreement may provide that from time to time during each of such installment periods, the option may become exercisable, or vest with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to that period and/or any prior period as to which the option became vested but was not fully exercised. The option agreement may also provide that an optionee may exercise an option prior to full vesting, provided that the Company may have a repurchase right with respect to any unvested shares.

         Restricted stock purchase awards and stock bonuses granted under the 1997 Incentive Plan may be granted pursuant to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board.

Adjustments Upon Changes In Stock

         If any change is made in the Common Stock subject to the 1997 Incentive Plan, or subject to any Stock Award, without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the class(es) and maximum number of shares subject to the 1997 Incentive Plan, the maximum annual award applicable under the 1997 Incentive Plan and the class(es) and number of shares and price per share of stock subject to outstanding stock awards will be appropriately adjusted.

         In the event of (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange

Act) of 35% or more of either (i) the then outstanding shares of common stock of the Company, or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board, (b) a change in the composition of the Board in connection with or in anticipation of, any acquisition, merger or reorganization in which individuals who, as of the date hereof, constitute the Board cease for any reason to constitute at least a majority of the Board, or (c) the sale or other disposition of all or substantially all of the assets of the Company, then any surviving corporation shall assume any stock awards outstanding under the 1997 Incentive Plan or shall substitute similar awards for those outstanding under the 1997 Incentive Plan or such stock awards shall continue in full force and effect. In the event a surviving corporation refuses to assume such stock awards or substitute similar awards, then, with respect to stock awards held by persons then performing services as employees, directors or consultants, the time during which the stock awards may be exercised shall be accelerated prior to completion of such transaction and those stock awards terminated if not exercised prior to such transaction. If any surviving corporation assumes stock awards outstanding under the 1997 Incentive Plan or substitutes similar stock awards for those outstanding under the 1997 Incentive Plan, then if the holder of a Stock Award (or substitute stock award) is terminated for any reason other than (i) death,
(ii) cause (as defined in the 1997 Incentive Plan, as amended), (iii) disability which prevents the holder of the stock award from performing his or her duties for more than one hundred and eighty (180) days during any twelve (12) month period, or (iv) voluntary resignation (as defined in the 1997 Incentive Plan), then the vesting of the award shall be accelerated in full and, if applicable, such award shall be exercisable in full for the post-termination exercise period provided in such award's agreement.

Amendment Of The 1997 Incentive Plan

         The Board at any time, and from time to time, may amend the 1997 Incentive Plan. However, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will increase the number of shares reserved for stock awards under the 1997 Incentive Plan, modify the requirements as to eligibility for participation or in any other way if such modification requires stockholder approval in order for the 1997 Incentive Plan to satisfy the requirements of Section 422 of the Internal Revenue Code, Rule 16b-3, or any Nasdaq or securities exchange requirements. The Board may in its sole discretion submit any other amendment to the 1997 Incentive Plan for stockholder approval.

         Rights and obligations under any Stock Award granted before an amendment to the 1997 Incentive Plan shall not be impaired by such amendment unless the Company requests the consent of the party to whom the Stock Award was granted and such person consents in writing.

Termination Or Suspension Of The 1997 Incentive Plan

         The Board may suspend or terminate the 1997 Incentive Plan at any time. Unless sooner terminated, the 1997 Incentive Plan shall terminate on October 7, 2007. No stock awards may be granted under the 1997 Incentive Plan while the 1997 Incentive Plan is suspended or after it is terminated.

Federal Income Tax Information

         Incentive Stock Options. Incentive stock options under the 1997 Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under Section 422 of the Internal Revenue Code.

         There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

         If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods, or disqualifying disposition, at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee holds the stock. Capital gains are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to
Section 16(b) of the Exchange Act.

         To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

         Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the 1997 Incentive Plan generally have the following federal income tax consequences:

         There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of
Section 162(m) of the Internal Revenue Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

         Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         Potential Limitation On Company Deductions. Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under the 1997 Incentive Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

         Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of outside directors and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

         Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of outside directors and
(ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of outside directors, (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount , payable upon attainment of the performance goal).

Other Equity Plans

         On April 8, 1999, the Company adopted the 1999 Equity Incentive Plan, or the 1999 Incentive Plan. The 1999 Incentive Plan provides for granting nonstatutory stock options, stock bonuses and rights to purchase restricted stock to employees, consultants and non-executive officers. Non-executives officers are only eligible to receive awards that are an inducement essential to such individual entering into an employment agreement with the Company or any of its affiliates. An aggregate of 701,200 shares of Common Stock currently are reserved for issuance under the 1999 Incentive Plan. If awards granted under the 1999 Incentive Plan expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock will revert back to and again become available for issuance under the 1999 Incentive Plan. The Board in its sole discretion at any time and from time to time may amend, suspend or terminate the 1999 Incentive Plan, and may also amend the terms of an outstanding award, including the purchase price thereunder. However, no such amendment, suspension or termination may impair the rights and obligations of the grantee unless the Company requests the consent of the party to whom the award was granted and such person consents in writing.

                                   PROPOSAL 4

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         Upon the recommendation of the Audit Committee, the Board has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending August 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements since August 1986. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         During the fiscal year ended August 31, 2001 fees billed to the Company by Deloitte & Touche LLP were as follows: Audit Fees. Fees billed for professional services rendered in connection with the audit of the Company's annual financial statements and reviews of the financial statements included in the Company's Forms 10-Q were $109,300.

         Financial Information System Design and Implementation Fees. No fees were billed by Deloitte & Touche LLP for financial information system design and implementation services.

         All Other Fees. Deloitte & Touche LLP's fees for all other professional services rendered to the Company totaled $36,230. Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

                              THE BOARD RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

                                  Positions and Offices    Date First Elected To     Business Experience
Name of Officer          Age         Presently Held           Present Offices       (Preceding Five Years)
---------------          ---         --------------           ---------------        ---------------------
David M. Kirk            41        President and Chief       November 10, 1999      President and Chief Executive
                                   Executive, Director                              of RF Monolithics; prior
                                                                                    thereto, VP Marketing of RF
                                                                                    Monolithics; prior thereto,
                                                                                    Director of Marketing for
                                                                                    Murata Electronics of North
                                                                                    America, Inc.; prior thereto,
                                                                                    Group Product Manager for
                                                                                    Murata Electronics of North
                                                                                    America, Inc.

Harley E. Barnes, III    43      Chief Financial Officer      December 3, 2001      Chief Financial Officer of RF
                                                                                    Monolithics; prior thereto,

                                                                                    Mentor at STARTech Early Ventures;
                                                                                    prior thereto, Consultant with
                                                                                    TeleCentric,  Inc.; prior thereto,
                                                                                    VP of Alcatel USA, Inc.

Darrell L. Ash           57       Senior Vice-President        July 10, 1995        Original founder (with two
                                   & Chief Development                              others) of RF Monolithics in
                                         Officer                                    1979, Sr. VP & Chief
                                                                                    Development Officer; prior
                                                                                    thereto, Sr. VP Chief Technical
                                                                                    Officer; prior thereto, Sr. VP
                                                                                    Engineering.

David B. Crawford        48       Vice-President, Sales         May 3, 1999         VP Sales of RF Monolithics;  prior
                                                                                    thereto, VP of  Sales for Kingston
                                                                                    Technology; prior  thereto, Director
                                                                                    of Sales for Hitachi  America, Inc.

James P. Farley          52          Vice-President,          October 1, 1997       VP, Controller & Secretary of
                                 Controller & Secretary                             RF Monolithics; prior thereto,
                                                                                    Controller for RF Monolithics.

Robert J. Kansy          54          Vice-President           January 27, 1997      VP Engineering of RF
                                       Engineering                                  Monolithics; prior thereto,
                                                                                    Manager Solid State Technology
                                                                                    at Q-Dot, Inc., a designer of
                                                                                    integrated circuits for
                                                                                    government and commercial
                                                                                    applications.

Jon  S.  Prokop          59          Vice-President,         November 16, 2000      VP Manufacturing of RF
                                      Manufacturing                                 Monolithics; prior thereto,
                                                                                    Director, Manufacturing Engineering
                                                                                    at RF Monolithics; prior thereto,
                                                                                    Packaging Department Manager at
                                                                                    RF Monolithics; prior  thereto,
                                                                                    Head of Electronic Packing of Sarnoff
                                                                                    Corp., a manufacturer of electronic
                                                                                    components for mixed signal applications.

David T. Somerville      64          Vice-President          December 17, 1999      VP Corporate Development &
                                  Corporate Development                             Quality of RF Monolithics; prior
                                        & Quality                                   thereto, VP of Corporate Development
                                                                                    at RF Monolithics; prior thereto, VP
                                                                                    Manufacturing at RF Monolihiics.

____________________________

*There is no family relationship between any of the above-named executive officers.

           TRANSACTIONS WITH MANAGEMENT AND INDEBTEDNESS OF MANAGEMENT

         On June 23, 1999, Michael R. Bernique, director of RF Monolithics, entered into a consulting agreement with RF Monolithics terminable upon 30 days' notice and providing for consulting fees of $750 per week. Pursuant to this agreement, Mr. Bernique was granted the option to purchase 40,000 shares of the Company's Common Stock. The options vest at the rate of 1/48th per month of service under the agreement at an exercise price of $8.875, the fair market value of the Company's Common Stock on June 23, 1999, the date of grant.

         On November 30, 1999, Darrell L. Ash, Senior Vice President and Chief Development Officer of RF Monolithics, gave a promissory note in favor of the Company in the original principal amount of $71,491.22 secured by a pledge of personal property at an interest rate of 4.9% in connection with the exercise of Mr. Ash's option to purchase 26,666 shares of the Company's Common Stock. At October 31, 2001, the remaining principal balance of the note was $71,491.22, and the outstanding principal amount of the note is due and payable on November 30, 2002.

         In December 2000, the Company raised approximately $2.0 million dollars in cash by the sale of common stock and warrants to purchase common stock in a private placement pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. The sale involved a total of ten investors who purchased 533,332 units, each unit being sold at a price of $3.75 and consisting of one share of common stock and a three-year warrant to purchase one share of common stock at $7.50. Orin Hirschman, a beneficial owner of more than five percent of the Company's Common Stock after the sale, purchased 379,336 units. The Bond Family Trust, in which Cornelius C. Bond, Jr. has an indirect interest, purchased 26,666 units. The Dean C. Campbell Living Trust, in which Dean C. Campbell has an indirect interest, purchased 30,000 units.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of October 31, 2001 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                                  Beneficial Ownership (1)
                                                                                  ------------------------
Beneficial Owner                                                         Number of Shares        Percent of Total(2)
----------------                                                         ----------------        -------------------
Quaker Capital Management Corporation(3) .............................       851,250                    12.04%
     401 Wood Street, Suite 1300
     Pittsburgh, PA 15222

Kopp Investment Advisors, Inc.(4) ....................................       432,500                     6.12%
     7701 France Avenue South
     Suite 500
     Edina, MN 55435

Wellington Management Co. LLP(5) .....................................       535,800                     7.58%
     75 State Street
     Boston, MA 02109

Orin Hirschman (6) ...................................................     1,063,272                    15.04%
     101 East 52nd Street
     New York, NY 10022

Michael R. Bernique(7) ...............................................        76,938                     1.09%
Cornelius C. Bond, Jr.(8) ............................................       119,611                     1.69%
Dean C. Campbell(9) ..................................................       206,121                     2.92%
Francis J. Hughes, Jr.(10) ...........................................        89,618                     1.27%
David M. Kirk(11) ....................................................       116,892                     1.65%
Darrell L. Ash(12) ...................................................       135,975                     1.92%
David B. Crawford(13) ................................................        36,299                        *
Jon S. Prokop(14) ....................................................        34,162                        *
Robert J. Kansy(15) ..................................................        58,864                        *
All executive officers and directors as a group (11 persons)(16)           1,029,650                    14.57%

_________________

*  Less than one percent.

1. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

2. Applicable percentages are based upon 7,068,671 shares outstanding on October 31, 2001, adjusted as required by rules promulgated by the SEC.

3. Quaker Capital Management Corporation holds sole voting and investment power with respect to 426,750 shares and shares voting and investment power with respect to 424,500 shares with its clients.

4. Kopp Investment Advisors, Inc. holds sole investment and voting power with respect to 250,000 shares, sole dispositive power with respect to 220,000 shares and shares dispositive power with respect to 212,500 shares with its clients.

5. Wellington Management Co. shares voting power with respect to 385,800 shares and does not share dispositive power with respect to any shares.

6. Orin Hirschman holds sole voting and investment power with respect to 758,672 shares and shares voting and investment power with respect to 304,600 shares. Adam Smith Capital Management LLC does not hold sole voting and investment power with respect to any shares and shares voting and investment power with respect to 253,100 shares. Adam Smith Investment Partners, L.P. does not hold sole voting and investment power with respect to any shares and shares voting and investment power with respect to 253,100 shares. Diamond Capital Management Inc. does not hold sole voting and investment power with respect to any shares and shares voting and investment power with respect to 51,500 shares. Adam Smith Investments, Ltd. does not hold sole voting and investment power with respect to any shares and shares voting and investment power with respect to 51,500 shares.

7. Includes 57,938 shares issuable upon exercise of options that are exercisable within 60 days of October 31, 2001.

8. Represents (i) 33,303 shares held through NEA Partners, (ii) 28,901 shares held in The Bond Family Trust, (iii) 52 shares held in the Bond Survivor's Trust, and (iv) 346 shares held in Bond Exempt Marital Trust. Also includes 30,291 shares issuable upon exercise of options, and 26,666 three-year warrants entitling the Bond Family Trust to purchase one share for each warrant at an exercise price of $7.50, that are exercisable within 60 days of October 31, 2001.

9. Includes (i) 40,000 shares held by the Delaware Charter Guarantee & Trust Company FBO Dean C. Campbell - IRA, (ii) 6,500 shares held in the LBC 1992 Irrevocable Trust, (iii) 6,500 shares held in the JHC 1992 Irrevocable Trust, (iv) 1,000 shares held in the Raymond W. Campbell Non-Marital Trust A, and (v) 18,000 shares held in the Raymond W. Campbell Non-Marital Trust
     B. Also includes 35,843 shares issuable upon exercise of options, and 30,000 three-year warrants entitling the LBC 1992 Irrevocable Trust to purchase one share for each warrant at an exercise price of $7.50, that are exercisable within 60 days of October 31, 2001.

10. Includes 35,843 shares issuable upon exercise of options that are exercisable within 60 days of October 31, 2001. 11. Includes 84,665 shares issuable upon exercise of options that are exercisable within 60 days of October 31, 2001. 12. Includes 45,290 shares issuable upon exercise of options that are exercisable within 60 days of October 31, 2001. 13. Represents 29,103 shares issuable upon exercise of options that are exercisable within 60 days of October 31, 2001. 14. Includes 20,822 shares issuable upon exercise of options that are exercisable within 60 days of October 31, 2001. 15. Includes 48,419 shares issuable upon exercise of options that are exercisable within 60 days of October 31, 2001. Includes an aggregate of 449,780 shares issuable upon exercise of options held by executive officers and directors, and 56,666 three-year warrants entitling the Bond Family Trust and the LBC 1992 Irrevocable Trust to
         purchase one share for each warrant at an exercise price of $7.50, that are exercisable within 60 days of October 31, 2001.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with and no reports or transactions were filed late.

                              DIRECTOR COMPENSATION

Compensation of Directors

         Each non-employee director of the Company receives a quarterly retainer of $3,000, a per meeting fee of $1,000 per day for each board meeting attended by a member in person, or if not in person, a per meeting fee of $500 for each board meeting attended by a member telephonically. The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. Effective the fourth quarter of the fiscal year ended 2001, the members of the Board elected to temporarily waive their quarterly retainer.

         Each non-employee director of the Company also receives stock option grants under the Directors' Plan. Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

         During the last fiscal year, each of Messr. Bernique, Bond, Campbell and Hughes received an automatic grant of options to purchase 4,500 shares of Common Stock under the Directors' Plan at an exercise price of $4.875, the fair market value of the Common Stock as of January 2, 2001, the date of grant. During fiscal year 2001, no options were exercised under the Directors' Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

                             SUMMARY OF COMPENSATION

         The following table shows for the fiscal year ended August 31, 2001, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at August 31, 2001 whose total annual salary and bonus exceeded $100,000 during the fiscal year ended August 31, 2001:

                           Summary Compensation Table

                                                                               Long-Term Compensation
                                         Annual Compensation                          Awards
                             --------------------------------------------- ------------------------------

                                                                             Restricted      Securities
                                                             Other Annual      Stock         Underlying     All Other
                                                             Compensation     Award($)        Options      Compenstion

Name and Principal Position   Year   Salary($)    Bonus($)        ($)             ($)            (#)             ($)
---------------------------  ------ ----------- ---------- --------------- -------------- --------------- ---------------

David M. Kirk ..............  2001    175,120     25,000          0            63,200          40,000           510
  President                   2000    168,619        0            0               0            70,000           300
  Chief Executive Officer     1999    140,000     12,908          0            42,438          20,000           300

Darrell L. Ash .............  2001    125,631        0            0            18,960          15,000          1,773
  Senior Vice President and   2000    124,361        0            0               0             5,000          1,388
  Chief Technical Officer     1999    119,025        0            0            19,400          10,000          1,388

David B. Crawford ..........  2001    140,120        0          42,700         18,960          20,000           800
  Vice President, Sales       2000    145,890     10,000        96,365            0            40,000           607
                              1999     52,012     10,000        11,011            0            10,000            0

Robert J. Kansy ............  2001    125,120        0            0            18,960          10,000          1,152
  Vice President,             2000    125,080        0            0               0            10,000           852
Engineering

                              1999    121,667      5,765          0            19,400           7,500           852

Jon S. Prokop ..............  2001    130,887        0            0            37,920          30,000           585
  Vice President,             2000    117,155        0            0               0            14,800           460
  Manufacturing               1999    115,072        0            0             6,063          10,000           147

         Amounts reported as All Other Compensation represent premiums paid by the Company on a life insurance policy for these individuals. The Company is not the beneficiary of the policies.

         Amounts reported as Other Annual Compensation for 2001 for David B. Crawford represent $42,700 paid as commissions. Amounts reported as Other Annual Compensation for 2000 for David B. Crawford represent $66,233 paid as commissions and $30,132 paid as relocation allowances. Amounts reported as Other Annual Compensation for 1999 represent $11,011 paid as relocation allowances.

         Amounts reported as Retricted Stock Awards for 2001 are based on the fair market value of the Company's Common Stock on the date of grant, which was $3.1600 per share. The underlying shares are 20,000, 6,000, 6,000, 6,000, and 12,000 respectively for Messrs. Kirk, Ash, Crawford, Kansy and Prokop. The Restricted Stock Awards vest upon successful attainment of specific quarterly corporate goals at each fiscal quarter for the fiscal years ending August 31, 2002 and August 31, 2003. No shares are vested at this time.

         Amounts reported as Restricted Stock Awards for 1999 are based on the fair market value of the Company's Common Stock on the date of grant, which was $6.0625 per share. The underlying shares are 7,000,

3,200, 3,200 and 1,000, respectively for Messrs. Kirk, Ash, Kansy and Prokop. The Restricted Stock Awards vest at a rate of 25% annually and will be fully vested in April 2003. Therefore, Messrs. Kirk, Ash, Kansy and Prokop will have 5,250, 3,200, 3,200, and 1,000 shares, respectively, fully vested as of April 8, 2002, three years from the date of grant.

          The number and market value of the restricted stock holdings at August 31, 2001 held by Messrs. Kirk, Ash, Crawford, Kansy and Prokop were 23,500 ($75,200), 7,600 ($24,320), 7,600 ($24,320), 7,600 ($24,320), and 12,500
($40,000), respectively.

          Although it has been the Company's policy not to pay and the Company does not have any plans to pay dividends on the restricted stock, the Company may choose to do so in the future.

                        STOCK OPTION GRANTS AND EXERCISES

          The Company grants stock options to its executive officers under two of its stock option plans: its 1986 Supplemental Stock Option Plan (1986 Plan) as described below, and its 1997 Incentive Plan as previously described in detail on Proposal 3.

          Pursuant to the 1986 Plan, the Company may grant nonstatutory stock options to key employees, directors of or consultants or advisors to the Company. A total of 712,500 shares of Common Stock have been reserved for issuance under the 1986 Plan.

          The 1986 Plan is administered by the Compensation Committee. No vesting is required under the 1986 Plan, although it may be imposed by the Compensation Committee. The maximum term of a stock option under the 1986 Plan is ten years, but if the optionee at the time of grant has voting power over more than 10% of the Company's outstanding capital stock, the maximum term of an incentive stock option is five years. The exercise price of nonstatutory stock options granted under the 1986 Plan is determined by the Compensation Committee. Options granted under the 1986 Plan are generally non-transferable. The exercise price may be paid in cash or any other form of consideration that may be acceptable to the Board.

          Options granted under the 1986 Plan generally terminate three months after termination of the optionee's employment or relationship as a consultant or director, unless such termination is caused by the permanent disability or death of the optionee. The 1986 Plan may be amended at any time by the Board, although certain amendments require stockholder approval. The 1986 Plan will terminate in November 2002, unless earlier terminated by the Board.

          The following tables show for the fiscal year ended August 31, 2001, options held at year-end by the Named Executive Officers. Options to purchase 115,000 shares of the Company's Common Stock were granted to the Named Executive Officers during the last fiscal year. No options to purchase shares of the Company were exercised by the Named Executive Officers during the last fiscal year.

                                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                             Potential Realizable Value at
                        Number of         % of Total                                           Assumed Annual Rates of
                        Securities      Options Granted                                     Stock Price Appreciation for
                       Underlying      to Employees in    Exercise or Base                         Option Term
                    Options Granted         Fiscal               Price          Expiration         -----------
      Name                (#)                Year               ($/Sh)            Date         5% ($)         10% ($)
      ----                ---                ----               ------            ----         ------         -------

David M. Kirk
                       10,000              1.76%               $4.875            11-15-10       30,659        77,695
                       30,000              5.28%               $ 3.95            04-17-11       74,523       188,859
Darrell L. Ash
                        5,000                88%               $4.875            11-15-10       15,330        38,848
                       10,000              1.76%               $ 3.95            04-17-11       24,841        62,953
David Crawford
                        5,000                88%               $4.875            11-15-10       15,330        38,848
                       15,000              2.64%               $ 3.95            04-17-11       37,262        94,430
Robert J. Kansy
                        5,000                88%               $4.875            11-15-10       15,330        38,848
                        5,000                88%               $ 3.95            04-17-11       12,421        31,477
Jon Prokop
                       20,000              3.52%               $4.875           11-165-10       61,318       155,390
                       10,000              1.76%               $ 3.95            04-17-11       24,841        62,953

______________

         The percentage of total options granted to employees is based on aggregate of 568,000 options granted to employees of, consultants to and directors of the Company during fiscal year ended August 31, 2001, including the Named Executive Officers.

         The exercise price per share of each option is equal to the fair market value of the Common Stock on the date of grant.


         The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit the stockholder.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                              Number of Securities Underlying          Value of Unexercise
                                                                  Unexercised Options at             In-the-Money Options at
                                                                       08/31/01 (#)                        08/31/01 ($)
                                                             ----------------------------------------------------------------
                    Shares Acquired on
       Name            Exercise (#)      Value Realized ($)    Exercisable      Unexercisable   Exercisable    Unexercisable
       ----            ------------      ------------------    -----------      -------------   -----------    -------------
David M. Kirk               --                  --                71,210           98,790           --              --

Darrell L. Ash              --                  --                41,361           22,305           --              --

David Crawford              --                  --                23,936           46,064           --              --

Robert J. Kansy             --                  --                45,131           19,369           --              --

Jon  Prokop                 --                  --                16,263           38,537           --              --

         The value of unexercised in-the-money options is based on the fair market value of the Common Stock as of August 31, 2001 of $3.20 per share, minus the exercise price, multiplied by the number of shares underlying the option.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

         Compensation of senior executives of the Company is determined by the Compensation Committee of the Board (Committee). The Committee, comprised entirely of outside directors, meets to fix annual salaries in advance and bonuses for the current year, to review annual goals and to reward outstanding annual performance of executive officers and to grant stock options pursuant to the 1997 Incentive Plan and the 1986 Plan.

Compensation Philosophy

         The primary goal of the Company is to align compensation with the Company's business objectives and performance. The Company's aim is to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and the creation of stockholder value, the Board has adopted a total compensation package comprised of base salary, bonus and stock option awards. Key elements of this compensation package are:

         . The Company pays competitively with leading companies with which the Company competes for talent.

         . The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

         . The Company provides significant equity-based incentives for executives and other key employees to ensure that individuals are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

Base Salary

         Each executive officer's base salary is reviewed on an annual basis. Among those factors taken into consideration are (1) individual and corporate performance, (2) level of responsibility, (3) prior experience, (4) breadth of knowledge of the industry, and (5) competitive pay practices.

Bonus

         The Company believes that executive performance may be maximized via a system of annual incentive awards. The actual incentive award earned depends on the extent to which the Company and individual performance objectives are achieved. Each fiscal year the Committee will review and approve the annual performance objectives for the Company and the individual officers. The Company's objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's overall goal: building stockholder value. For the fiscal year ended August 31, 2001, the Board determined that it was in the best interest of the Company and its stockholders to defer any incentive awards relating to performance of annual objectives. Therefore, no incentive awards were paid for the fiscal year ended August 31, 2001. A guaranteed bonus earned in the fiscal year ended August 31, 2000 was paid in fiscal year 2001.

Long-Term Incentives

         The Company's primary long-term incentive program presently consists of the Purchase Plan, as well as other similar plans. The plans utilize vesting periods (generally four years) to encourage key employees to continue in the employ of the Company. Through option grants and other stock awards, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the plans generally is 100% of the fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if the Company's Common Stock appreciates in the long term.

         The Company established the Purchase Plan both to encourage employees to continue in the employ of the Company and to motivate employees through ownership interest in the Company. Under the Purchase Plan, employees, including officers, may have up to 15% of their earnings withheld for purchases of Common Stock on certain dates specified by the Board. The price of Common Stock purchased will be equal to 85% of the lower of the fair market value of the Common Stock on the commencement date or the closing date of the relevant offering period.

Chief Executive Officer Compensation

         In November 1999, David Kirk was named as President and Chief Executive Officer. Mr. Kirk's base salary, bonus and grants of stock options were determined in accordance with the criteria described in the "Base Salary," "Bonus," and "Long Term Incentives" sections of this report. Mr. Kirk's Base Salary of $175,000 reflects the Board and the Committee's assessment of (1) his performance, (2) his skills in relation to other CEO's in the Company's industry, (3) the Board's confidence in Mr. Kirk's ability to lead the Company's continued development, and (4) his broad involvement in the operations of the Company.

Certain Tax Considerations

         Section 162(m) of the Internal Revenue Code (Code) limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

         The Board believes that at the present time it is unlikely that the compensation paid to any executive officer in a taxable year will exceed $1 million. Therefore, the Board has not established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as "performance-based compensation."

         From the disinterested members of the Board and Compensation Committee:

                  Cornelius C. Bond, Jr.
                  Dean C. Campbell
                  Francis J. Hughes, Jr.

Compensation Committee Interlocks and Insider Participation

         David Kirk, the Company's President and Chief Executive Officer, participated in the deliberations of the Board concerning executive officer compensation, except where the decision directly involved his compensation package.

         In December 2000, the Company raised approximately $2.0 million dollars in cash by the sale of Common Stock and warrants to purchase Common Stock in a private placement pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. The sale involved a total of ten investors who purchased 533,332 units, each unit being sold at a price of $3.75 and consisting of one share of Common Stock and a three-year warrant to purchase one share of Common Stock at $7.50. The Bond Family Trust, in which Cornelius C. Bond, Jr. has an indirect interest, purchased 26,666 units. The Dean C. Campbell Living Trust, in which Dean C. Campbell has an indirect interest, purchased 30,000 units.

                          REPORT OF THE AUDIT COMMITTEE

         The Company's Audit Committee consists, and will continue to consist, of at least three independent members of the Board of Directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Board adopted a written charter for the Audit Committee on June 20, 2000, a copy of which was attached as Appendix A to the Proxy Statement for the fiscal year ended August 31, 2001 filed with the Securities and Exchange Commission.

         The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and the Company's legal compliance and ethics programs as established by management and the Board.

         The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended August 31, 2001 with management. Furthermore, the Audit Committee has discussed with the Company's independent auditors, Deloitte & Touche LLP, the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 and has discussed with Deloitte & Touche LLP such auditing firm's independence. In this regard the Audit Committee considered whether or not the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the independence of the firm.

         Based on these reviews and discussions the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2001, the last fiscal year for filing such annual report with the U.S. Securities and Exchange Commission.

         From the members of the Audit Committee:

                  Cornelius C. Bond, Jr.
                  Dean C. Campbell
                  Francis J. Hughes, Jr.

PERFORMANCE MEASUREMENT COMPARISON/(1)/

         The following graph shows the total stockholder return of an investment of $100 in cash on August 31, 2001 for (i) the Company's Common Stock, (ii) the NASDAQ Stock Market (U.S.) and (iii) the NASDAQ Electronic Components Index. All values assume reinvestment of the full amount of all dividends and are calculated as of August 31 of each year:

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
        AMONG RF MONOLITHICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

                                    [GRAPH]

 . $100 INVESTED ON 8/31/97 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS,
  FISCAL YEAR ENDING AUGUST 31.

________________

/(1)/ This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

Indemnification

         The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

                                  OTHER MATTERS

         The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board

                                          /s/ James P. Farley
                                          James P. Farley
                                          Secretary

December 14, 2001

         A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended August 31, 2001 is available without charge upon written request to: Corporate Secretary, RF Monolithics, Inc., 4347 Sigma Road, Dallas, Texas 75244.

1337-PS-02

                                  DETACH HERE

                                      PROXY

                              RF MONOLITHICS, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 23, 2002

The undersigned hereby appoints DAVID M. KIRK and JAMES P. FARLEY, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of RF Monolithics, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of RF Monolithics, Inc. to be held at the Addison Conference & Theatre Centre, 15650 Addison Road, Addison, Texas 75001-3285 on Wednesday, January 23, 2002, at 10:00 a.m., local time, and at any and all continuations and adjournments thereof, with all power that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 THROUGH 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AND A VOTE FOR PROPOSALS 2 THROUGH 4.

-------------                                                      -------------
 SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
    SIDE                                                               SIDE
-------------                                                      -------------

                                  DETACH HERE

[X] Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AND A VOTE FOR PROPOSALS 2 THROUGH 4.

1. To elect five directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.
     Nominees: (01) David M. Kirk, (02) Michael R. Bernique, (03) Cornelius C.
               Bond, Jr., (04) Dean C. Campbell and (05) Francis J. Hughes, Jr.

                 FOR                           WITHHELD
                 ALL     [_]                   FROM ALL   [_]
               NOMINEES                        NOMINEES

[_] ________________________________________
     For all nominees except as noted above

2.   To approve the amendment of the Company's 1994 Employee Stock Purchase           FOR      AGAINST     ABSTAIN
     Plan, as amended, to increase the aggregate number of shares of Common           [_]        [_]         [_]
     Stock authorized for issuance under such plan by 200,000 shares.

3.   To approve the amendment of the Company's 1997 Equity Incentive Plan, as         FOR      AGAINST     ABSTAIN
     amended, to increase the aggregate number of shares of Common Stock              [_]        [_]         [_]
     authorized for issuance under such plan by 100,000 shares.

4.   To ratify selection of Deloitte & Touche LLP as independent auditors of the      FOR      AGAINST     ABSTAIN
     Company for its fiscal year ending August 31, 2002.                              [_]        [_]         [_]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                                                                [_]


PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.


Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature: _____________  Date:_______  Signature: _____________ Date: _______